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                                   Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement and Post-Effective Amendment No. 1 on Form S-3 (Nos. 333-36415 and 33-44380), the Registration Statements on Form S-3 (Nos. 333-67606, 333-61624, 333-43890 and 333-36415), the Registration Statements on Form S-8
(Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363,
33-34362, 33-62648, 333-42231 and 333-52175), and the Post-Effective Amendment
No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061) of Phelps Dodge Corporation of our reports dated April 3, 2003, relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Phoenix, Arizona
April 11, 2003